UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 18, 2005
ADSTAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-15363	22-3666899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4553 Glencoe Avenue, Suite 325
Marina del Rey, California 90292
(Address Of Principal Executive Office) (Zip Code)
Registrant’s telephone number, including area code (310) 577-8255

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;
     (b) – (c) On November 18, 2005, AdStar appointed Barry Weaver, Controller for AdStar, to the position of Interim Chief Financial Officer to fill the vacancy to be created by the proposed resignation of Anthony J. Fidaleo, on November 30, 2005. Mr. Fidaleo is resigning to pursue another business opportunity. AdStar plans to promptly commence a search for qualified candidates to fill the position of Chief Financial Officer. Mr. Fidaleo has advised that he would be willing to consult with AdStar to facilitate the transition process.
     The business experience and qualifications of Barry Weaver is as follows:
     Barry Weaver, age 48, has been AdStar’s Controller since January 2004. Prior that, from September 1997 through January 2004, Mr. Weaver served as an accounting supervisor from 2000 through 2003 and accounts payable manager from 1997 through 2000 for The DirecTV Group. From January 1989 through November 1991 and from November 1991 through March 1995 Mr. Weaver worked as an auditor for Deloitte & Touche, LLP and BDO Seidman, LLP, respectively. Mr. Weaver has a Bachelor of Business Administration (B.B.A.) from the University of Cincinnati, 1980.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

AdStar, Inc.
Dated: November 21, 2005	By:	/s/ Leslie Bernhard
Leslie Bernhard, Chief Executive Officer

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